UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 14, 2018

SYNEOS HEALTH, INC.

(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-36730	27-3403111
(Commission File Number)	(IRS Employer Identification No.)

3201 Beechleaf Court, Suite 600, Raleigh, North Carolina 27604-1547

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (919) 876-9300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Gregory S. Rush, Executive Vice President and Chief Financial Officer

As previously announced on January 3, 2018, Gregory S. Rush, Executive Vice President and Chief Financial Officer of Syneos Health, Inc., a Delaware corporation (the “Company”), will step down as Chief Financial Officer of the Company and cease to be an executive officer. Such action will be effective as of February 21, 2018, and Mr. Rush will be placed on paid leave for the remainder of his previously announced term of service, which runs through April 30, 2018.

Appointment of Jason Meggs as Executive Vice President and Interim Chief Financial Officer

On February 21, 2018, the Board of Directors (the “Board”) of the Company appointed Jason Meggs, who was serving as Executive Vice President and Chief Financial Officer of the Commercial Solutions segment of the Company, as Executive Vice President and Interim Chief Financial Officer of the Company effective immediately.

Mr. Meggs, 42, has served as Executive Vice President and Chief Financial Officer of the Commercial Solutions segment of the Company since August 2017 and was previously Executive Vice President, Oncology Operations at the Company from January 2017 to August 2017 and Senior Vice President, Business Finance with the Company from 2014 to 2016. Prior to joining the Company, Mr. Meggs was Global Vice President, Internal Audit, at Quintiles Transnational Corporation, an integrated biopharmaceutical services company offering clinical, commercial, consulting and capital solutions worldwide, from 2013 to 2014 and held a number of finance roles at Quintiles from 2005 to 2013. Mr. Meggs began his career as an auditor with Deloitte & Touche LLP and Arthur Anderson LLP, and is a certified public accountant. He obtained a Bachelor of Science in Business Administration with a Major in Accounting from Western Carolina University.

There were no arrangements or understandings between Mr. Meggs and any other persons pursuant to which he was selected as an officer. There are no family relationships between Mr. Meggs and any director or executive officer of the Company, and Mr. Meggs has no direct or indirect material interest in any transaction required to be disclosed under Item 404(a) of Regulation S-K.

Resignation of Christopher L. Gaenzle, Chief Administrative Officer, General Counsel and Secretary

On February 14, 2018, Christopher L. Gaenzle, Chief Administrative Officer, General Counsel and Secretary of the Company, tendered his resignation notice from the Company (with his final day of employment being April 15, 2018). Mr. Gaenzle was placed on paid leave (during such 60 day notice period) as of February 19, 2018, at which time he ceased to function in such roles and ceased to be an executive officer of the Company. Purvesh Patel, Senior Vice President and Deputy General Counsel of the Company, will serve as interim General Counsel and interim Secretary of the Company. Other members of Company management will continue to perform the other functions of the Chief Administrative Officer on an interim basis.

As previously announced, an executive search is underway for the CFO role. An executive search has also been initiated for the General Counsel and Corporate Secretary role. Management and the Board of Directors will consider both internal and external talent, and we are focused on finding the best candidates to assume these positions.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNEOS HEALTH, INC.

Date: February 21, 2018	/s/ Alistair Macdonald
	Name:	Alistair Macdonald
	Title:	Chief Executive Officer and Director